EXHIBIT 10.1

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of May 1, 2005, by and between INTERLINK ELECTRONICS, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1 LINE OF CREDIT.

(a)	Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 1, 2007, not to exceed at any time the aggregate principal amount of Three Million and 00/100 Dollars ($3,000,000.00) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of May 1, 2005 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b)

Letter of Credit Subfeature As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby and/or sight commercial letters of credit for the account of Borrower to finance the purchase of raw materials (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Two Million Dollars ($2,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed one hundred twenty (120) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of

Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.

(c)	Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2 INTEREST/FEES.

(a)	Interest. The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

(b)	Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

(c)	Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to One Thousand Dollars ($1,000.00), which fee shall be due and payable in full upon the execution of this Agreement.

(d)	Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one-quarter percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on each March 31, June 30, September 30 and December 31.

(e)	Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each drawing under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank’s standard fees and charges then in effect for such activity.

SECTION 1.3 COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under each credit subject hereto by charging Borrower’s deposit account number 4796-018083 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.4 COLLATERAL.

As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower’s accounts receivable and other rights to payment, general intangibles, inventory, equipment and Wells Fargo Brokerage Account No. 12561247 maintained with Wells Fargo Institutional Brokerage & Sales.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.2 AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4 LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

SECTION 2.5 CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated December 31, 2004, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 2.6 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.7 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

ARTICLE III

CONDITIONS

SECTION 3.1 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

(a)	Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.

(b)	Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)	This Agreement and each promissory note or other instrument or document required hereby.

(ii)	Certificate of Incumbency.

(iii)	Corporate Resolution: Borrowing.

(iv)	Continuing Security Agreement: Rights to Payment and Inventory.

(v)	Security Agreement: Equipment.

(vi)	Security Agreement: Securities Account.

(vii)	Addendum to Security Agreement: Securities Account.

(viii)	Securities Account Control Agreement (Wells Fargo Affiliate Intermediary).

(ix)	Statement of Purpose.

(x)	UCC Financing Statement.

(xi)	Such other documents as Bank may require under any other Section of this Agreement.

(c)	Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

(d)	Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower’s property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

SECTION 3.2 CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank’s satisfaction of each of the following conditions:

(a)	Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b)	Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

SECTION 4.2 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3 FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)	not later than 120 days after and as of the end of each fiscal year, a 10K report of Borrower filed with the Securities Exchange Commission, prepared by an independent certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flow and all supporting schedules;

(b)	not later than 120 days after and as of the end of each fiscal quarter, a 10Q report of Borrower filed with the Securities Exchange Commission, prepared by Borrower, to include balance sheet, income statement, statement of cash flow and all supporting schedules;

(c)	from time to time such other information as Bank may reasonably request.

SECTION 4.4 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

SECTION 4.5 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect.

SECTION 4.6 FACILITIES. Keep all properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.7 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8 LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $100,000.00.

SECTION 4.9 NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property.

ARTICLE V

NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank’s prior written consent:

SECTION 5.1 USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

SECTION 5.2 CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $1,500,000.00.

SECTION 5.3 LEASE EXPENDITURES. Incur operating lease expense in any fiscal year in excess of an aggregate of $500,000.00.

SECTION 5.4 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

SECTION 5.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.

SECTION 5.6 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

SECTION 5.7 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

SECTION 5.8 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding.

SECTION 5.9 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1 The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)	Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b)	Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)	Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

(d)	Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder, or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including Bank.

(e)	The filing of a notice of judgment lien against Borrower or any Third Party Obligor, or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or any Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor.

(f)

Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor, or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(g)	There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

(h)	The death or incapacity of any individual Borrower or Third Party Obligor. The dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity; or any such Borrower or Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of such Borrower or Third Party Obligor.

(i)	Any change in ownership of an aggregate of twenty-five percent (25%) or more of the common stock in Borrower.

SECTION 6.2 REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	Interlink Electronics, Inc.
546 Flynn Road
Camarillo, CA 93012-8027

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
Ventura LPO
601 Daily Drive, STE #110
Camarillo, CA 93010

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.3 COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank’s continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

SECTION 7.4 SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

SECTION 7.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.6 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 7.11 ARBITRATION.

(a)	Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them

(and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)	Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)	No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)

Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)	Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)	Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g)	Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)

Real Properly Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)	Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Interlink Electronics, Inc.

By:	/s/ Paul D. Meyer

Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John E. Ray
John E. Ray, Relationship Manager

Revolving Line of Credit Note

$3,000,000.00	Camarillo, California
May 1, 2005

FOR VALUE RECEIVED, the undersigned Interlink Electronics, Inc. (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at Ventura LPO, 601 Daily Drive, STE #110, Camarillo, CA 93010, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $3,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

1.	INTEREST:

1.1 Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the Prime Rate in effect from time to time. The “Prime Rate” is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

1.2 Payment of Interest. Interest accrued on this Note shall be payable on the 1st day of each month, commencing June 1, 2005.

1.3 Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

2.	BORROWING AND REPAYMENT:

2.1 Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Credit Agreement between Borrower and Bank defined below; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 1, 2007.

2.2 Advances. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (a) Paul Meyer, Sharon McCracken, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

2.3 Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

3.	EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 1, 2005, as amended from time to time (the “Credit Agreement”). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

4.	MISCELLANEOUS:

4.1 Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

4.2 Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

4.3 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

Interlink Electronics, Inc.

By:	/s/ Paul D. Meyer

Title:	Chief Financial Officer

Security Agreement Securities Account

1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned Interlink Electronics, Inc., or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in (a) Debtor’s account no. 12561247 (whether held in Debtor’s name or as a Bank collateral account for the benefit of Debtor), any sub-account thereunder or consolidated therewith, and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the “Securities Account”) maintained with Wells Fargo Institutional Brokerage & Sales (“Intermediary”), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as “Collateral”), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called “Proceeds”). Except as otherwise expressly permitted herein, in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the terms “security entitlement,” “financial asset” and “investment property” shall have the respective meanings set forth in the California Uniform Commercial Code.

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (f) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect; (g) no person or entity, other than Debtor, Bank and Intermediary, has any interest in or control over the Collateral; and (h) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

6. COVENANTS OF DEBTOR.

6.1 Debtor Agrees in general: (a) to pay Indebtedness secured hereby when due; (b) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (c) to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Bank in the perfection and preservation of the Collateral or Bank’s interest therein and/or the realization, enforcement and exercise of Bank’s rights, powers and remedies hereunder; (d) to permit Bank to exercise its powers; (e) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (f) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (g) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (h) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

6.2 Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (a) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (b) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of Intermediary to the extent expressly permitted by Bank in writing; (c) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (d) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (e) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (f) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; (g) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (h) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank’s interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement. Debtor further agrees that any party now or at any time hereafter authorized by Debtor to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Bank, Debtor and Intermediary relating to the Collateral.

7. POWERS OF BANK. Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank’s rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank’s option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, Bank may cause any Collateral and/or Proceeds to be transferred to Bank’s name or the name of Bank’s nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Bank, Debtor and Intermediary relating to the Collateral; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of the rights of Bank in any Collateral or Proceeds or any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.

While an Event of Default exists: (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order of application as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Debtor and Intermediary; and (d) at Bank’s request, Debtor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given.

12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13. MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word “Debtor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

20. ADDENDUM. Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto and incorporated herein by this reference.

Debtor warrants that Debtor is an organization registered under the laws of Delaware.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 546 Flynn Road, Camarillo, CA 93012-8027

IN WITNESS WHEREOF, this Agreement has been duly executed as of May 1, 2005.

Interlink Electronics, Inc.

By:	/s/ Paul D. Meyer

Title:	Chief Financial Officer

Securities Account Control Agreement

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of May 1, 2005, by and among Interlink Electronics, Inc. (“Customer”), Wells Fargo Institutional Brokerage and Sales (“Intermediary”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Secured Party”).

RECITALS

A. Customer maintains that certain account no. 12561247, and may now or hereafter maintain sub-accounts thereunder or consolidated therewith (collectively, the “Securities Account”) with Intermediary pursuant to an agreement between Intermediary and Customer dated as of October 12, 2000 (the “Account Agreement”), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party’s security interests in the Collateral, as defined below.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

21. DEFINITIONS. As used herein:

21.1 the term “Collateral” shall mean: (a) the Securities Account; (b) all financial assets credited to the Securities Account; (c) all security entitlements with respect to the financial assets credited to the Securities Account; (d) any and all other investment property or assets maintained or recorded in the Securities Account; and (e) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

21.2 the terms “investment property,” “entitlement order,” “financial asset” and “security entitlement” shall have the respective meanings set forth in the California Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a “financial asset.”

22. AGREEMENT FOR CONTROL. Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

23. CUSTOMER’S RIGHTS WITH RESPECT TO THE COLLATERAL.

23.1 Until Intermediary is notified otherwise by Secured Party: (a) Customer, or any party authorized by Customer to act with respect to the Securities Account, may give trading instructions to Intermediary with respect to Collateral in the Securities Account;

and (b) Intermediary may distribute to Customer or any other party in accordance with Customer’s directions only that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

23.2 Without Secured Party’s prior written consent, except to the extent permitted by the preceding paragraph: (a) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (b) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

23.3 Upon receipt of either written or oral notice from Secured Party: (a) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from all parties other than Secured Party; and (b) Intermediary shall not make any further distributions of any Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

24. INTERMEDIARY’S REPRESENTATIONS AND WARRANTIES. Intermediary represents and warrants to Secured Party that:

24.1 The Securities Account is maintained with Intermediary solely in Customer’s name.

24.2 Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (a) the security interests in favor of Secured Party; and (b) Intermediary’s liens securing fees and charges, or payment for open trade commitments, as described in the last paragraph of this Section.

24.3 Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary’s liens securing: (a) fees and charges owed by Customer with respect to the operation of the Securities Account; and (b) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

25. AGREEMENTS OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:

25.1 Intermediary shall flag its books, records and systems to reflect Secured Party’s security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer’s accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

25.2 Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

25.3 Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

25.4 Without Secured Party’s prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than: (a) amendments to reflect ordinary and reasonable changes in Intermediary’s fees and charges for handling the Securities Account; and (b) operational changes initiated by Intermediary as long as they do not alter any of Secured Party’s rights hereunder.

25.5 Neither Intermediary nor Customer shall terminate the Account Agreement without giving 30 days’ prior written notice to Secured Party.

26. MISCELLANEOUS.

26.1 This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

26.2 As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

26.3 All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by facsimile, upon receipt; and (c) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid.

26.4 This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party’s prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

26.5 This Agreement shall terminate upon: (a) Intermediary’s receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (b) termination of the Account Agreement pursuant to the terms hereof, and Intermediary’s delivery of all Collateral to Secured Party or its designee in accordance with Secured Party’s written instructions.

26.6 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Wells Fargo Institutional Brokerage and Sales WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kelly Whittle	By:	/s/ John E. Ray
	Kelly Whittle, Operations Manager		John E. Ray, Relationship Manager

Address:	608 2nd Avenue South Minneapolis, MN 55402	Address:	601 Daily Drive, STE #110 Camarillo, CA 93010

Interlink Electronics, Inc.

By:	/s/ Paul D. Meyer

Title:	Chief Financial Officer

Address:	546 Flynn Rd Camarillo, CA 93012-8027

ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by INTERLINK ELECTRONICS, INC. (“Debtor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), dated as of May 1, 2005 (the “Agreement”).

The following provisions are hereby incorporated into the Agreement:

1. Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account. Without Bank’s prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the outstanding principal balance of the Indebtedness, including the amount of all issued and outstanding letters of credit if any, secured hereby. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

2. “Collateral Value” means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Collective Investment Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Bank determines such issuer to be ineligible.

Type of Investment Property		Percentage
Cash and Cash Equivalents		100%

U.S. Government Bills, Notes and U.S. Government Sponsored Agency Securities:

(a)	with maturities less than or equal to 5 years	90%

(b)	with maturities greater than 5 years but less than or equal to 10 years	85%

(c)	with maturities greater than 10 years	80%

Corporate and Municipal Bonds and Notes:

(a)	rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities less than or equal to 5 years	85%

(b)	rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	80%

(c)	rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 10 years	75%

(d)	rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities less than or equal to 5 years	80%

(e)	rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	75%

(f)	rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 10 years	70%

Commercial Paper:

(a)	rated Al or P1 by a nationally recognized rating agency	80%

(b)	rated A2 or P2 by a nationally recognized rating agency	70%

Common and Preferred Stock:

(a)	traded on the New York Stock Exchange	75%

(b)	traded on NASDAQ, the American Stock Exchange or a regional exchange:

	(i) with a market capitalization greater than $7.5B and

	** rated A+, A or A- by a nationally recognized rating agency	75%
	** rated B+ by a nationally recognized rating agency	60%
	** rated B, B- or C by a nationally recognized rating agency	50%

	(ii) with a market capitalization greater than $1B but less than or equal to $7.5B and

	** rated A+, A or A- by a nationally recognized rating agency	60%
	** rated B+ by a nationally recognized rating agency	50%
	** rated B, B- or C by a nationally recognized rating agency	40%

	(iii) with a market capitalization greater than or equal to $500MM but less than $1B and

	** rated A+, A or A- by a nationally recognized rating agency	50%
	** rated B+ by a nationally recognized rating agency	40%
	** rated B, B- or C by a nationally recognized rating agency	30%

Mutual Funds:

(a)	Listed Money Market	95%

(b)	Short Term Taxable or Tax Exempt Bonds	90%

(c)	Intermediate Term Taxable or Tax Exempt Bonds	85%

(d)	General Taxable Bonds	80%

(e)	Municipal Bonds, Single State Bonds or Long Term Corporate Taxable Bonds	75%

(f)	Balanced Stock and Bond Funds (includes flexible portfolio)	75%

(g)	Domestic Large Cap Stock	70%

(h)	Domestic Equity Income Stock	70%

(i)	Domestic Mortgage Taxable Bonds	70%

(j)	Multi Cap Growth, Value and Core Stock	60%

(k)	Mid Cap Growth, Value and Core Stock	60%

(l)	Small Cap Growth, Value and Core Stock	50%

(m)	Specialty Equity Stock	50%

(n)	Sector, International, High Yield Taxable and Tax Exempt Stocks and Bonds	50%

(o)	Listed NASDAQ Mutual Funds	50%

3. Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms “Collateral” and “Proceeds” do not include, and Bank disclaims a security interest in all WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

4. “Collective Investment Funds” means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

5. “WF Securities” means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

INTERLINK ELECTRONICS, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul D. Meyer	By:	/s/ John E. Ray
John E. Ray
Title:	Chief Financial Officer		Vice President

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Statement of Purpose for an Extension of Credit Secured By Margin Stock

(Federal Reserve Form U-1)

Wells Fargo Bank, National Association

Name of Bank

This report is required by law (15 U.S.C. §§78g and 78w; 12 CFR 221).

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N. W., Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, DC 20503.

INSTRUCTIONS

1.	This form must be completed when a bank extends credit in excess of $100,000.00 secured directly or indirectly, in whole or in part, by any margin stock.

2.	The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange; (2) debit securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of most mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations

3.	Please print or type (if space is inadequate, attach separate sheet.)

PART I. To be completed by borrower(s).

1.	What is the amount of the credit being extended? $ 3,000,000.00

2.	Will any part of this credit be used to purchase or carry margin stock? ☐ Yes ☒ No

If the answer is “no”, describe the specific purpose of the credit. To finance Borrower’s working capital requirements.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and compete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed: Interlink Electronics, Inc.			Signed:

May 1, 2005
By:	Paul D. Meyer	Date	Borrower’s signature	Date

Title:	Chief Financial Officer		Print or type name	Date

	Borrower’s signature	Date	Borrower’s signature	Date

	Print or type name		Print or type name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

FEDERAL RESERVE FORM U-1

(Continued)

Loan No.3792917406

PART II. To be completed by bank only if the purpose of the credit is to purchase or carry margin stock ( Part I (2) answered “yes”).

1.	List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current supplement to Regulation U.

No. of Shares	Issue	Market Price per share	Date and source of valuation (See note below)	Total Market value per issue

2.	List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market Price	Date and source of valuation (See note below)	Total Market value per issue

3.	List other collateral including nonmargin stock securing this credit.

Describe briefly	Market Price	Date and source of valuation (See note below)	Good faith loan value

Note: Bank need not complete ‘Date and source of valuation’ if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.

PART III. To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*, and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

May 1, 2005	/s/ John E. Ray
Date	Bank officer’s signature

Vice President	John E. Ray
Title	Print or type name

*	To accept the customer’s statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, most have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.